Exhibit 99.1

TVI Corporation Revises Date of Annual Meeting of Stockholders

GLENN DALE, MD – May 5, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and event shelter and equipment rentals, today announced that its 2008 Annual Meeting will now be held on Friday, June 20, 2008 at 10:00 a.m. (ET). The Company previously disclosed a planned meeting date of Tuesday, June 10th.

TVI has filed a proxy statement with the Securities and Exchange Commission (SEC) in connection with its 2008 Annual Meeting. The proxy statement is available free of charge on the SEC’s website, www.sec.gov and the “Investors” section of the Company’s website, www.tvicorp.com.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a registered trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300